UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2010

PremierWest Bancorp

(Exact Name of Registrant as specified in its charter)

Oregon	000-50332	93 - 1282171
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

503 Airport Road, Medford, Oregon 97504

Address of Principal Executive Office

Registrant’s telephone number including area code 541-618-6003

(Former name or former address, if changed since last report)

Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 22, 2010, PremierWest Bancorp (the “Company”) issued a press release announcing that it had commenced the public offering of up to 39,260,540 shares of common stock to the public on a “best efforts” basis by its directors and executive officers, that the offering will terminate on the earlier of March 31, 2010 or the date on which the Company has accepted subscriptions for all shares remaining for purchase, that the offering may be extended for additional periods ending no later than April 30, 2010 and that the shares are being offered at the same $0.44 per share price previously offered to shareholders and standby purchasers in the rights offering that expired March 10, 2010. A copy of the press release is attached as Exhibit 99.1 to this Report, and is incorporated herein by reference in its entirety.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

99.1 Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIERWEST BANCORP (Registrant)

Date: March 22, 2010	By:	/s/ Michael D. Fowler
Michael D. Fowler Executive Vice President and Chief Financial Officer